EXHIBIT 99.2

Product and Segment Revenues
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Product Revenues:
Carrier Systems	$90,056	$101,271	$399,646	$420,289
Business Networking	32,972	45,205	149,304	162,186
Loop Access	16,728	28,810	71,664	134,754
Total	$139,756	$175,286	$620,614	$717,229

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$70,088	$73,978	$320,076	$289,776
Optical Access (included in Carrier Systems)	12,337	17,313	51,755	82,535
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	31,638	43,118	142,958	151,536
Total Core Products	114,063	134,409	514,789	523,847
Percentage of Total Revenue	82%	77%	83%	73%

HDSL (does not include T1) (included in Loop Access)	15,624	26,685	66,974	126,976
Other Products (excluding HDSL)	10,069	14,192	38,851	66,406
Total Legacy Products	25,693	40,877	105,825	193,382
Percentage of Total Revenue	18%	23%	17%	27%

Total	$139,756	$175,286	$620,614	$717,229

Segment Revenues:
Carrier Networks	$110,793	$134,235	$492,096	$569,579
Enterprise Networks	28,963	41,051	128,518	147,650
Total	$139,756	$175,286	$620,614	$717,229

Sales by Geographic Region:
United States	$110,565	$148,535	$470,369	$632,795
International	29,191	26,751	150,245	84,434
Total	$139,756	$175,286	$620,614	$717,229